Exhibit 4.5
                                                                     -----------

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below (this "Agreement"), is entered into by and between DYNAGEN, INC. a Delaware corporation, with headquarters located at 1000 Winter Street, Suite 2700, Waltham, MA, 02451 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series N Preferred Stock, par value $ 0.01 per share and having a stated value of $100 per share, of the Company (the "Preferred Stock") which will be convertible into shares of Common Stock, $0.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Preferred Stock, and subject to acceptance of this Agreement by the Company;

                  WHEREAS, on October 13, 2000 the Buyer loaned to the Company an aggregate of $350,000 which is evidenced by a promissory note (the "Note");

                  WHEREAS, the Company is obligated to pay the Buyer an aggregate of $150,000 in liquidated damages which payment shall be made in the form of the issuance by the Company of shares of Preferred Stock in addition to the shares of Preferred Stock purchased pursuant to the terms hereof; and

                  WHEREAS, on the Closing Date (as defined herein), the aggregate purchase price for the Preferred Stock shall be reduced by the principal amount and interest due under the Note and the Note shall be canceled.


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                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  A.       PURCHASE; CERTAIN DEFINITIONS.

                  (i) The undersigned hereby agrees to purchase from the Company the number of shares of Preferred Stock set forth on the Buyer's signature page of this Agreement (the "Preferred Stock,") and having the stated value in the amount set forth on the Buyer's signature page of this Agreement, and having the terms and conditions set forth in the Statement of Designations of the Series N Preferred Stock of the Company attached hereto as ANNEX I (the "Certificate of Designations").

                  (ii) The purchase price to be paid by the Buyer shall be equal to the amount set forth on the Buyer's signature page of this Agreement, and shall be payable in United States Dollars.

                  B. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Securities" means the Preferred Stock, and the Common Stock issuable upon conversion of the Preferred Stock.

                  (ii) "Purchase Price" means the purchase price for the Preferred Stock as set forth on the Buyer's signature page of this Agreement.

                  (iii) "Closing Date" means the date of the closing of the purchase and sale of the Preferred Stock, as provided herein.

                  (iv) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

                  (v) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

                  (vi) "Shares" means the shares of Common Stock representing any or all of the Converted Shares.

                  (vii) "Last Audited Date" means December 31, 1999.


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

                  C.  FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                  (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

                  (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver one or more certificates representing
(1) the Preferred Stock and (2) the number of shares set forth on the Buyer's signature page of this Agreement issuable in payment of the liquidated damages the Company is obligated to pay the Buyer, and, if relevant to the transactions to be consummated on that Closing Date, each duly executed on behalf of the Company and issued in the name of the Buyer (collectively, the "Certificates") to the Escrow Agent.

                  (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  D. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                     Bank of New York
                     350 Fifth Avenue
                     New York, New York 10001

                     ABA# 021000018
                     For credit to the account of Krieger & Prager LLP, Esqs. Account No.: [To be provided to the Buyer by Krieger &
                                   Prager LLP]
                     Re:      DynaGen, Inc.

Not later than 5:00 p.m., New York time, on the date which is three (3) OTC Bulletin Board Market trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Preferred Stock in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

                  E. ESCROW PROPERTY.  The Purchase Price delivered to the
Escrow Agent as contemplated by Section 1(d) hereof is referred to as the
"Escrow Funds."   The Escrow Funds and


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the Certificates delivered to the Escrow Agent as contemplated by Section 1(c)
hereof are referred to as the "Escrow Property."

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  A. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                  C. All subsequent offers and sales of the Preferred Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  D. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including those set forth on ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1999, (2) Quarterly Report on Form 10-Q for the

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fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; (3)
Current Report on Form 8-K filed on October 6, 2000; and (4) Definitive Proxy Statement for special meeting of stockholders filed on November 3, 2000 (collectively, the "Company's SEC Documents").

                  F. The Buyer has been informed and understands that (i) its investment in the Securities involves a high degree of risk, (ii) the Company's independent auditors have expressed substantial doubt about the Company's ability to continue as a going concern, (iii) the Company's Common Stock has been delisted by the NASDAQ Stock Market and is currently traded on the Boston Stock Exchange. The Buyer is familiar with the Company's business and management and with the market characteristics of the Company's stock and has made investments of a similar nature in the past.

                  G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  H. This Agreement and the other Transaction Agreements to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  I. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Buyer has studied and fully understands the nature of the Securities being purchased hereby and recognizes that they have a potential dilutive effect. The Buyer recognizes that if the price of the Common Stock decreases there may not be a sufficient number of shares of Common Stock available to convert all shares of Preferred Stock held by Buyer.

                  3. COMPANY REPRESENTATIONS, ETC.   The Company represents and
warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Company Disclosure Materials attached hereto as ANNEX V:

                  A. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.


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


                  B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company has registered its stock and is obligated to file reports pursuant to Section 12 of the 1934 Act. The Common Stock is listed and traded on OTC Bulletin Board Market and the Boston Stock Exchange. Except as disclosed in the SEC Documents, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                  C. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, $0.01 par value per share, of which 89,446,443 were issued and outstanding on November 10, 2000, and
(ii)10,000,000 shares of preferred stock, par value $.0.01 per share. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares upon conversion. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock will be duly and validly issued, fully paid and non- assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the


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Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except in each such case, such conflict, breach or default which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein and assuming the Company will have the number of available shares sufficient to satisfy the conversion rights of the Buyer pursuant to the terms of the Certificate of Designations.

                  F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  G. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since April 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  H. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment, except, in each such case, such change or occurrence which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or


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results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

                  I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole,
(ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the rights granted to the Buyer in the Transaction Agreements.

                  J. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                  K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole.

                  L. PRIOR ISSUES. Except as set forth in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. As of the date hereof, the outstanding unconverted principal amount of each convertible security issued by the Company is as set forth in ANNEX V hereto.

                  M. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the


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Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as set forth in the Company's SEC Documents, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Agreements) which proposal would
(x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  N. NO DEFAULT. Expect as provided in the Company's SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  O. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since November 1, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  P. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Certificate of Designations) relating to the conversion of the Preferred Stock unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  Q. BROKERS, FINDERS. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions


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contemplated hereby. The Company shall indemnify and hold harmless each of
Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the shares of Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or
(B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.


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

                  D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                  E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The OTC Bulletin Board market and the Boston Stock Exchange and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Boston Stock Exchange or The OTC Bulletin Board Market.

                  F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes.

                  G. CERTAIN AGREEMENTS.

                  (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into shares of Common Stock with any third party prior to sixty (60) days after the Effective Date.

                  (ii) During the ninety (90) day period following the Effective Date, each time the Company proposes to sell or otherwise issue any Common Stock or securities convertible into or exercisable for shares of Common Stock in a capital raising transaction, including an equity line of credit, prior to closing any such transaction, the Company shall first notify the Buyer in writing stating (i) its bona fide intent to sell such securities, (ii) a detailed description of the price and terms upon which the Company intends to sell such securities, and (iii) the number or amount of the securities proposed to be sold. The Buyer shall have three business days to inform the Company in writing that it wishes to purchase all of the securities proposed to be sold by the Company on the terms and for the price set forth in the Company's notice. If the Buyer elects not to purchase all of the securities proposed to be sold, the Company, in its sole discretion, may allow the Buyer to purchase a portion of the securities proposed to be sold on the terms and for the price set forth in the Company's notice. If the Buyer elects not to exercise its right to purchase all the securities proposed to be sold, the Company may proceed to sell such securities for the price and on the terms set forth in its notice. If such transaction is not closed within 60 days of the Company's notice to the Buyer, the Buyer's right set forth in this paragraph 4(g)(ii) shall be deemed to be revived and such securities shall not be sold unless re-offered to the Buyer in accordance herewith. The provisions


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

of this section shall apply equally whether the Company's issuance of stock is pursuant to its own financing or to any other financing in which securities convertible into shares of the Company's Common Stock are issued.

                  H.  AVAILABLE SHARES.

                  (i) The Company shall have at all times authorized and reserved for issuance and free from preemptive rights, shares of Common Stock sufficient to yield an aggregate of 100% of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Certificate of Designations. The Company shall initially reserve 6 million shares of authorized Common Stock to satisfy the requirements of this Section.

                  (ii) If the Company does not have a sufficient number of authorized but unissued shares of Common Stock to reserve an aggregate of 150% of the number of shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock pursuant to the terms of the Certificate of Designations, the Company agrees to convene a meeting and vote of the stockholders of the Company to be held no later than June 1, 2001 (the "Meeting Date") for the purpose of authorizing enough additional Common Stock to enable the Company to reserve 150% from that date forward of the number of shares of Common Stock into which the Series N Preferred Stock owned by the Buyer as of the Meeting Date would be convertible at the time of such meeting (assuming for such purposes that all shares of Preferred Stock outstanding as of the Meeting Date had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility or conversion had in fact occurred as of such date). In addition, the Company agrees that it will recommend to the stockholders that such authorization be granted and will seek proxies from stockholders not attending the meeting naming a director or officer of the Company as such stockholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. In the event that (x) the meeting is not held by the Meeting Date or (y) the requisite stockholder approval is not obtained at the meeting, then, the Company shall pay as an additional penalty to any other penalty set out in the Transaction Documents, and not in lieu thereof, two percent (2%) of the Purchase Price of all shares of Preferred Stock outstanding for each thirty (30) day period commencing on June 2, 2001, which amount shall be pro rated for partial periods, and ending on the date the Company is able to reserve 150% of the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock, provided, however, that if the Company is incurring penalties for late effectiveness under Section 2 of the Registration Rights Agreement and the Company undertook its best efforts to ensure that a meeting would be held on or before June 1, 2001, and in spite of those efforts either (1) a meeting was not held on or before June 1, 2001, or (2) the authorization sought was not obtained, no additional penalties shall be imposed under this Section 4(h)(ii).

                  (iii) In furtherance of the provisions of the immediately preceding subparagraph hereof, the Company commits to using its best efforts to obtain any stockholder authorization contemplated by said subparagraph.

                  I. REIMBURSEMENT. If (i) the Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal or state securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Buyer is a named party, the Company will pay to the the Buyer reasonable out-of-pocket costs with respect to assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this Section 4(j) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyer and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such affiliate and any such person.

                  J. RELEASE. Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Buyer, and Buyer's direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Agreement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives (i) any defenses it may have with respect to honoring the terms of the Prior Agreements, or any (ii) offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

                  K. ISSUANCE OF ADDITIONAL SHARES OF SERIES N PREFERRED STOCK. The Company shall not issue or sell shares of Series N Preferred Stock to any party other than the Buyer without the prior written consent of the Buyer.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  A. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  B. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Preferred Stock in the manner contemplated by the Certificate of Designations.

                  C. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Certificate of Designations) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                       Late Payment For Each $10,000
                                        of Stated Value or Dividend
       No. Business Days Late              Amount Being Converted
       ----------------------       -----------------------------------
                1                                 $100
                2                                 $200
                3                                 $300
                4                                 $400
                5                                 $500
                6                                 $600
                7                                 $700
                8                                 $800
                9                                 $900
                10                                $1,000
                >10                               $1,000 +$200 for each Business
                                                   Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. For purposes of this Section 5(c), in connection with a Fundamental Change (as defined in the Certificate of Designations), the term "Delivery Date" shall refer to the earlier of (i) the Delivery Date determined in relation to a Notice of Conversion actually submitted by the Buyer to the Company or (ii) the third or fifth business day, as the case may be, after written notice from the Buyer that the delivery of shares to the Buyer in connection with the Fundamental Change has not been accomplished. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                  D. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in lieu and instead of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the

Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy- In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  E. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  F. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations, or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to the Cap Redemption Amount of the unconverted Preferred Stock held by such holder; provided, however, that the Company shall have a period of ten (10) days within which to (i) have the lawsuit or proceeding dismissed and honor the Conversion Notice or (ii) raise the capital required to redeem the Mandatory Purchase Amount, as the case may be. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

                  G. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the

Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  H. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATES.

                  A. The Closing Date shall occur on the date the Escrow Agent forwards the Escrow Funds to the Company after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  B. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.


                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the relevant Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

                  A. The Buyer's execution and delivery of this Agreement and the other Transaction Agreements contemplated to be signed by the Buyer;

                  B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the relevant Preferred Stock in accordance with this Agreement;

                  C. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the

Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

                  D. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

                  E. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC and trading in securities generally on the Boston Stock Exchange or The OTC Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on OTC Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Preferred Stock.

                  8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

                  A. The adoption of the Certificate of Designations by all necessary corporate action of the Company and the filing of all filings necessary to effectuate the Certificate of Designations as a part of the charter documents of the Company;

                  B. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                  C. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

                  D. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  E. On the Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

                  F. On the Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

                  G. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

                  H. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the OTC Bulletin Board Market and the Boston Stock Exchange shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the OTC Bulletin Board Market or Boston Stock Exchange, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.


                  9. GOVERNING LAW: MISCELLANEOUS.

                  A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  B. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  C. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  D. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  E. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  F. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  G. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  H. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  I. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  J. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.


                  10. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable courier service which provides evidence of delivery with charges prepaid, (d) transmitted by hand delivery, or (e) by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received)
(ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (iii) if by facsimile, upon confirmation of receipt by the recipient or confirmation of transmission in another manner provided in this Section 10. The addresses for such communications shall be:

                           If to the Company:
                           -----------------

                               DynaGen, Inc.
                               Suite 2700,
                               1000 Winter Street
                               Waltham, MA 02451
                               Attention:
                               ---------
                               Tel No.:   (781) 890-0021
                               Fax No.:   (781) 890-0118

                           With a copy (which shall not constitute notice) to:
                           ---------------------------------------------------

                                    Foley, Hoag & Elliot LLP
                                    One Post Office Square
                                    Boston, MA 02109
                                    Attention: David A. Broadwin, Esq.
                                    ---------
                                    Tel No.: (617)832-1259
                                    Fax No.: (617)832-7000

                           If to Buyer:
                           -----------


                           At the address set forth on the signature page of
this Agreement.


                           With a copy ( which shall not constitute notice) to:
                           ----------------------------------------------------

                                    Krieger & Prager, LLP
                                    39 Broadway, Suite 1440
                                    New York, New York 10006
                                    Attention:       Samuel M. Krieger, Esq.
                                    ---------
                                    Tel No.: (212) 363-2900
                                    Fax No: (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein).


                  11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF
PREFERRED STOCK BEING PURCHASED:                                  11,500 shares

STATED VALUE OF PREFERRED STOCK BEING PURCHASED:                  $1,150,000

LESS PRINCIPAL AND ACCRUED INTEREST IN NOTE:                      $358,284.80

PURCHASE PRICE OF PREFERRED STOCK:                                $791,715.20

NUMBER OF SHARES OF PREFERRED STOCK
ISSUED AS PAYMENT OF LIQUIDATED DAMAGES:                          1,500 shares

TOTAL NUMBER OF SHARES OF
PREFERRED STOCK BEING ACQUIRED BY BUYER:                          13,000 shares


                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this day November, 2000.


Cumberland House                     The Endeavour Capital Investment Fund, S.A.
------------------------             -------------------------------------------
#27 Cumberland Street                Printed Name of Subscriber
-----------------------
(P.O. Box N-10818)                            By: Endeavour Management, Inc.
-------------------------
Nassau, New Providence
----------------------
The Bahamas                          By: _________________________________
---------------------------
_________________                         (Signature of Authorized Person)
Telecopier No.
                                     -------------------------------------------
 The Bahamas                                  Printed Name and Title
Jurisdiction of Incorporation
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.



By:                  DYNAGEN, INC.
                  ----------------------------------

Title:
                  ----------------------------------
Date:                                       ,2000
                  ----------------------------------